EXHIBIT (32.2)

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

The certification set forth below is being submitted in connection with the Annual Report of Pitney Bowes Inc. (the “company”) on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

I, Bruce P. Nolop, Chief Financial Officer of the company, certify that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

/s/ Bruce P. Nolop

Bruce P. Nolop
Chief Financial Officer
March 9, 2004

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